CERTIFICATE OF SECRETARY




I, Deborah R. Gatzek, certify that I am Secretary of FRANKLIN TEMPLETON FUND ALLOCATOR SERIES (the "Trust").

As Secretary of the Trust, I further certify that the following resolution was adopted by a majority of the Trustees of the Trust present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California, on May 19, 1998.

            RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Mark H. Plafker, Harmon E. Burns, Deborah R. Gatzek, Karen L. Skidmore and Larry L. Greene as attorneys-in-fact for the purpose of filing documents with the Securities and Exchange Commission, be executed by a majority of the Trustees and designated officers.

I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.




                                                /s/ Deborah R. Gatzek
Dated: May 19, 1998                             Deborah R. Gatzek
                                                Secretary